UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): October 23, 2009
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
incorporation)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Amendment on Form 8-K/A amends the Current Report on Form 8-K of ION Geophysical Corporation (“ION”), which was filed with the Securities and Exchange Commission on October 27, 2009 to report that (i) ION had entered into a binding term sheet (the “Term Sheet”) with BGP Inc., China National Petroleum Corporation, a company organized under the laws of the People’s Republic of China (“BGP”), which sets forth, among other things, the principal terms for a proposed joint venture between BGP and ION, and (ii) contemporaneously with the execution of the Term Sheet, ION had entered into bridge financing arrangements consisting of (x) two promissory notes (the “Convertible Notes”) issued to the Bank of China, New York Branch under ION’s amended commercial banking credit facility, convertible into shares of ION’s common stock, and (y) a Warrant Issuance Agreement with BGP, under which ION granted BGP a warrant (the “Warrant”) to purchase shares of ION’s common stock. This amendment to that filing includes the Warrant and Convertibles Notes as exhibits.

Item 9.01.	Financial Statements and Exhibits
(d)      Exhibits
4.1      Warrant to Purchase Shares of the Common Stock of ION Geophysical Corporation dated October 27, 2009, issued by ION Geophysical Corporation to BGP.
4.2      Convertible Promissory Note, dated October 23, 2009, issued by ION Geophysical Corporation to the Bank of China, New York Branch.
4.3      Convertible Promissory Note, dated October 23, 2009, issued by ION International S.à r.l. to the Bank of China, New York Branch.
99.1   Press Release dated October 23, 2009 (previously furnished under ION’s Current Report on Form 8-K dated October 27, 2009).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2009	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Warrant to Purchase Shares of the Common Stock of ION Geophysical Corporation dated October 27, 2009, issued by ION Geophysical Corporation to BGP.
4.2	Convertible Promissory Note, dated October 23, 2009, issued by ION Geophysical Corporation to the Bank of China, New York Branch.
4.3	Convertible Promissory Note, dated October 23, 2009, issued by ION International S.à r.l. to the Bank of China, New York Branch.
99.1	Press Release dated October 23, 2009 (previously furnished under ION’s Current Report on Form 8-K dated October 27, 2009).

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